EXHIBIT 99.1
News Release
Contacts:	Media - Alan H. McCoy, Vice President, Government & Public Relations (513) 425-2826
Investors – Albert E. Ferrara, Jr., Senior Vice President, Finance & CFO (513) 425-2888

AK Steel Reports Financial Results for First Quarter of 2011
Company Returns to Operating Profit and Net Income Performance

WEST CHESTER, OH, April 26, 2011 – AK Steel (NYSE: AKS) today reported net income of $8.7 million, or $0.08 per diluted share of common stock, for the first quarter of 2011, compared to net income of $1.9 million, or $0.02 per diluted share, for the first quarter of 2010.  The year-ago results include a non-cash tax charge of $25.3 million, or $0.23 per diluted share of common stock, related to the Patient Protection and Affordable Care Act and the related Heath Care and Education Affordability Reconciliation Act.
Net sales for the first quarter of 2011 were $1,581.1 million on shipments of 1,423,100 tons, compared to net sales of $1,405.7 million on shipments of 1,385,800 tons for the year-ago first quarter.  The company said its average selling price for the first quarter of 2011 was $1,109 per ton, which is approximately 9% higher compared to both the first quarter of 2010 and to the fourth quarter of 2010 levels.  The year-over-year and sequential quarterly increases in the average selling price resulted primarily from a richer product mix and higher contract and spot market selling prices.
The company reported an operating profit of $19.5 million, or $14 per ton, for the first quarter of 2011, compared to an operating loss of $154.6 million, or $114 per ton, for the fourth quarter of 2010.  The fourth-quarter 2010 results include pre-tax charges totaling $72.8 million related to the previously announced shutdown of the company’s Ashland (KY) coke plant and a retiree benefit settlement associated with the company’s Butler (PA) Works.
“AK Steel and our employees again found a way to win by adhering to our core principles in the face of continued economic headwinds,” said James L. Wainscott, Chairman, President and CEO.  “Despite slightly lower shipments than we estimated, and continued high raw material costs, we improved operating income by more than $174 million compared to the fourth quarter of 2010.”
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Second-Quarter 2011 Outlook
AK Steel said it expects shipments in the second quarter of 2011 to be between 1,500,000 and 1,550,000 tons, reflecting a strong increase over first-quarter 2011 shipments.  The company anticipates that its second-quarter 2011 average per-ton selling price will be approximately 7% higher compared to the first quarter of 2011 level.  The company said it expects to earn an operating profit of approximately $65 per ton for the second quarter of 2011.
Safe Harbor Statement
The statements in this release with respect to future results reflect management’s estimates and beliefs and are intended to be, and hereby are identified as “forward-looking statements” for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Words such as “expects,” “anticipates,” “believes,” “intends,” “plans,” “estimates” and other similar references to future periods typically identify such forward-looking statements. The company cautions readers that such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those currently expected by management, including those risks and uncertainties discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2010.  Except as required by law, the company disclaims any obligation to update any forward-looking statements to reflect future developments or events.
AK Steel
AK Steel produces flat-rolled carbon, stainless and electrical steels, primarily for automotive, appliance, construction and electrical power generation and distribution markets.  The company employs about 6,200 men and women in Middletown, Mansfield, Coshocton and Zanesville, Ohio; Butler, Pennsylvania; Ashland, Kentucky; Rockport, Indiana; and its corporate headquarters in West Chester, Ohio.  Additional information about AK Steel is available on the company’s web site at www.aksteel.com.
AK Tube LLC, a wholly-owned subsidiary of AK Steel, employs about 300 men and women in plants in Walbridge, Ohio and Columbus, Indiana.  AK Tube produces carbon and stainless electric resistance welded (ERW) tubular steel products for truck, automotive and other markets.  Additional information about AK Tube LLC is available on its web site at www.aktube.com.
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AK Steel Holding Corporation
Consolidated Statements of Operations
(Unaudited)
(Dollars and Shares in Millions, Except Per Share and Per Ton Data)

	Three Months Ended
	March 31,
	2011	2010
Shipments (000 tons)	1,423.1	1,385.8
Selling price per ton	$1,109	$1,014

Net sales	$1,581.1	$1,405.7

Cost of products sold	1,459.5	1,243.6
Selling and administrative expenses	55.4	54.2
Depreciation	46.7	50.3
Total operating costs	1,561.6	1,348.1

Operating profit	19.5	57.6

Interest expense	8.6	8.9
Other income (expense)	3.4	(4.6)

Income before income taxes	14.3	44.1

Income tax provision due to tax law change	-	25.3
Income tax provision	5.8	17.4

Net income	8.5	1.4

Less: Net income (loss) attributable to noncontrolling interests	(0.2)	(0.5)

Net income attributable to AK Steel Holding Corporation	$8.7	$1.9

Basic and diluted earnings per share:
Net income attributable to AK Steel Holding Corporation	$0.08	$0.02

Weighted-average shares outstanding:
Basic	109.7	109.5
Diluted	110.1	110.0

Dividends declared and paid per share	$0.05	$0.05

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AK Steel Holding Corporation
Consolidated Balance Sheets
(Unaudited)
(Dollars in millions, except per share amounts)

	March 31,	December 31,
	2011	2010

Assets
Current Assets
Cash and cash equivalents	$54.1	$216.8
Accounts receivable, net	641.7	482.8
Inventories, net	689.7	448.7
Other current assets	252.4	255.8
Total Current Assets	1,637.9	1,404.1

Property, plant and equipment	5,765.1	5,668.2
Accumulated depreciation	(3,681.7)	(3,635.0)
Property, plant and equipment, net	2,083.4	2,033.2
Other non-current assets	763.2	751.3

Total Assets	$4,484.5	$4,188.6

Liabilities and Stockholders' Equity
Current Liabilities
Borrowings under credit facility	$75.0	$-
Accounts payable	762.9	553.1
Accrued liabilities	182.9	145.0
Current portion of long-term debt	0.7	0.7
Pension & other postretirement benefit obligations	104.5	145.7
Total Current Liabilities	1,126.0	844.5

Long-term debt	650.5	650.6
Pension & other postretirement benefit obligations	1,670.8	1,706.0
Other non-current liabilities	413.3	346.4

Total Liabilities	3,860.6	3,547.5

Stockholders' Equity
Common stock, authorized 200,000,000 shares of $0.01 par value each; issued 123,193,360 and 122,829,975 shares in 2011 and 2010; outstanding 110,256,953 and 109,986,790 shares in 2011 and 2010	1.2	1.2
Additional paid-in capital	1,914.4	1,909.4
Treasury stock, common shares at cost, 12,936,407 and 12,843,185 shares in 2011 and 2010	(171.4)	(170.1)
Accumulated deficit	(1,185.1)	(1,188.4)
Accumulated other comprehensive income	68.7	92.6
Total AK Steel Holding Corporation stockholders' equity	627.8	644.7

Noncontrolling interests	(3.9)	(3.6)

Total Stockholders' Equity	623.9	641.1

Total Liabilities and Stockholders' Equity	$4,484.5	$4,188.6

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AK Steel Holding Corporation
Consolidated Statements of Cash Flows
(Unaudited)
(Dollars in millions)

	Three Months Ended
	March 31,
	2011	2010

Cash Flows From Operating Activities:
Net income	$8.5	$1.4
Depreciation	46.7	50.3
Amortization	4.5	5.9
Deferred income taxes	4.4	44.8
Contributions to pension trust	(30.0)	(75.0)
Contribution to Middletown retirees VEBA	(65.0)	(65.0)
Pension and other postretirement benefit payments greater than expense	(29.0)	(29.0)
Working capital	(133.3)	(47.6)
Working capital - SunCoke Middletown	(0.4)	0.5
Other	(3.8)	6.5
Net Cash Flows From Operating Activities	(197.4)	(107.2)

Cash Flows From Investing Activities:
Capital investments	(35.6)	(14.9)
Capital investments - SunCoke Middletown	(71.7)	(2.0)
Other	0.4	-
Net Cash Flows From Investing Activities	(106.9)	(16.9)

Cash Flows From Financing Activities:
Net borrowings under credit facility	75.0	-
Redemption of long-term debt	(0.2)	(0.2)
Proceeds from exercise of stock options	0.1	1.3
Purchase of treasury stock	(1.4)	(7.5)
Common stock dividends paid	(5.5)	(5.5)
Advances from noncontrolling interest owner to SunCoke Middletown	72.4	2.3
Other	1.2	2.2
Net Cash Flows From Financing Activities	141.6	(7.4)

Net Increase (Decrease) in Cash and Cash Equivalents	(162.7)	(131.5)

Cash and Cash Equivalents, Beginning of Period	216.8	461.7

Cash and Cash Equivalents, End of Period	$54.1	$330.2

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AK Steel Holding Corporation
(Unaudited)

Steel Shipments

	Three Months Ended
	March 31,
	2011	2010
Tons Shipped by Product (000s)
Stainless/electrical	224.4	212.1
Coated	621.8	635.2
Cold-rolled	344.8	281.8
Tubular	34.2	28.7
Subtotal value-added shipments	1,225.2	1,157.8

Hot-rolled	161.1	193.7
Secondary	36.8	34.3
Subtotal non value-added shipments	197.9	228.0

Total Shipments	1,423.1	1,385.8

Shipments by Product (%)
Stainless/electrical	15.8%	15.3%
Coated	43.7%	45.8%
Cold-rolled	24.2%	20.3%
Tubular	2.4%	2.1%
Subtotal value-added shipments	86.1%	83.5%

Hot-rolled	11.3%	14.0%
Secondary	2.6%	2.5%
Subtotal non value-added shipments	13.9%	16.5%

Total Shipments	100.0%	100.0%

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